Exhibit 99.1

Emerge Energy Services Announces Second Quarter 2016 Results

Southlake, Texas — August 8, 2016 — Emerge Energy Services LP (“Emerge Energy”) today announced second quarter 2016 financial and operating results.

Highlights

•	Net Loss of $(22.9) million and Adjusted EBITDA of $(10.7) million for the three months ended June 30, 2016.

•	Full quarter sales of 399,000 tons of sand.

•	Entered into a Purchase and Sale Agreement for our Fuel business.

Overview

Emerge Energy reported net loss of $(22.9) million, or $(0.95) per diluted unit, for the three months ended June 30, 2016.  For that same period, Emerge Energy reported Adjusted EBITDA of $(10.7) million and Distributable Cash Flow of $(17.3) million.  Net income, net income per unit and Adjusted EBITDA for the three months ended June 30, 2015, were $2.9 million, $0.12 per diluted unit and $17.0 million, respectively.  Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis.
As previously announced, we entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Susser Petroleum Operating Company LLC and Sunoco LP, (together, “Sunoco”) on June 23, 2016. Pursuant to the terms of the Purchase Agreement, we agreed to sell to Sunoco all of the issued and outstanding limited liability company interests in our fuel segment. In consideration for the sale of the Companies, Sunoco will pay us a purchase price of approximately $178.5 million in cash, subject to certain working capital and other adjustments in accordance with the terms of the Purchase Agreement. We expect to close this transaction during the third quarter of 2016.
Accordingly, the results of operations of the Fuel business have been classified as discontinued operations for all periods presented and we now operate our continuing business in a single sand segment. Net loss and net loss per diluted unit for continuing operations for the three months ended June 30, 2016 were $(28.2) million and $(1.17) per diluted unit, respectively, compared to net income and net income per diluted unit for continuing operations for the three months ended June 30, 2015 of $0.7 million and $0.03 per diluted unit, respectively.
Emerge Energy will not make a cash distribution on its common units for the three months ended June 30, 2016.  Emerge Energy did not generate available cash to distribute for the three months ended June 30, 2016 due to the challenging oil and natural gas frac sand market during this period.  In addition, Emerge Energy is restricted from making distributions to its common unitholders until certain financial covenants are met under its amended credit agreement.
“The oil and gas markets presented further industry difficulties during the second quarter,” said Ted W. Beneski, Chairman of the Board of Directors of the general partner of Emerge Energy. “However, we made considerable progress on our strategic plan to improve our competitive positioning during the quarter. We announced our Fuel business divestiture in June, and upon close, this transaction will significantly deleverage our balance sheet. We also continued to lower our cost structure and develop our technology-driven proppant products. Finally, we are pleased to announce a $20 million private placement equity offering, which will help strengthen our balance sheet and improve our liquidity.”

Conference Call

Emerge Energy will host its 2016 second quarter results conference call later today, Monday, August 8, 2016, at 9:00 a.m. CST. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (855) 850-4275 or (720) 634-2898 and entering pass code 59351877.  An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Webcasts & Presentations section.  A replay will be available by audio webcast and teleconference for seven days following the conclusion of the call. The replay teleconference will be available by dialing (855) 859-2056 or (404) 537-3406 and the reservation number 59351877.

Operating Results

The following table summarizes Emerge Energy’s unaudited consolidated operating results for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015.

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

	($ in thousands)
Revenues	$24,825	$29,670	$68,118	$54,495	$164,362
Operating expenses
Cost of goods sold (excluding depreciation, depletion and amortization)	38,354	43,790	50,738	82,144	116,993
Depreciation, depletion and amortization	4,870	4,907	4,721	9,777	8,522
Selling, general and administrative expenses	4,459	6,775	6,872	11,234	14,589
Contract and project terminations	10	4,026	2,693	4,036	9,412
Total operating expenses	47,693	59,498	65,024	107,191	149,516
Operating income (loss)	(22,868)	(29,828)	3,094	(52,696)	14,846
Other expense (income)
Interest expense, net	5,283	4,594	2,328	9,877	5,165
Other	(2)	(1)	(8)	(3)	(29)
Total other expense	5,281	4,593	2,320	9,874	5,136
Income (loss) from continuing operations before provision for income taxes	(28,149)	(34,421)	774	(62,570)	9,710
Provision for income taxes	1	20	87	21	268
Net income (loss) from continuing operations	(28,150)	(34,441)	687	(62,591)	9,442
Income from discontinued operations, net of taxes	5,253	226	2,197	5,479	2,933
Net income (loss)	$(22,897)	$(34,215)	$2,884	$(57,112)	$12,375
Adjusted EBITDA (a)	$(10,683)	$(9,513)	$16,968	$(20,196)	$45,382

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

Continuing operations

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

	($ in thousands)
Revenues	$24,825	$29,670	$68,118	$54,495	$164,362
Operating expenses:
Cost of goods sold (excluding depreciation, depletion and amortization)	38,354	43,790	50,738	82,144	116,993
Depreciation, depletion and amortization	4,870	4,907	4,721	9,777	8,522
Selling, general and administrative expenses	4,459	6,775	6,872	11,234	14,589
Contract and project terminations	10	4,026	2,693	4,036	9,412
Operating income (loss)	$(22,868)	$(29,828)	$3,094	$(52,696)	$14,846
Adjusted EBITDA (a)	$(17,631)	$(12,982)	$11,591	$(30,613)	$35,913

Volume of sand sold (tons in thousands)	399	439	861	838	2,012

Volume of sand produced (tons in thousands):
Arland, Wisconsin facility	—	—	248	—	653
Barron, Wisconsin facility	391	320	353	711	850
New Auburn, Wisconsin facility	11	169	178	180	483
Kosse, Texas facility	26	17	59	43	129
Total volume of sand produced	428	506	838	934	2,115

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.
Operating results improved for the quarter ended June 30, 2016, compared to the quarter ended March 31, 2016. This decrease in loss was primarily due to a $5.4 million write down of sand inventory and $4.0 million contract termination charges related to railcar lease negotiations in the first quarter of 2016, offset by a $1.2 million charge for volume commitment shortfalls at one of our transload sites during the second quarter of 2016. We also recorded $1.7 million of bad debt expense in the quarter ended March 31, 2016. Operating income for continuing operations decreased for the second quarter of 2016, compared to same quarter in 2015 mainly due to the decrease in total sand sales at all company facilities, lower realized pricing for FOB plant sales and in-basin sales, and higher logistics costs.
Adjusted EBITDA for continuing operations decreased for the quarter ended June 30, 2016, compared to the quarter ended March 31, 2016. This decrease in Adjusted EBITDA was due to the decrease in total sand sales at all company facilities and a $1.2 million charge for volume commitment shortfalls at one of our transload sites. Adjusted EBITDA for continuing operations decreased in the second quarter of 2016, compared to same quarter in 2015 mainly due to the decrease in total sand sales at all company facilities, lower realized pricing for FOB plant sales and in-basin sales, and higher logistics costs.
During the first six months of 2016, we negotiated significant concessions on the majority of our railcar leases, including:

•	cancellation or deferral of deliveries on a total of 4,855 rail cars;

•	cash payment reductions on a substantial portion of the existing rail cars in our fleet; and

•	cash payment reductions on several of our transload facilities.
In return for these concessions, we have:

•	issued a total of $12 million of unsecured notes with interest payable in-kind until certain financial metrics have been met;

•	issued warrants to purchase a total of 370,000 of our common units; and

•	extended the maturity of various of our leases with partners who have worked to support us.

Discontinued operations

	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

	($ in thousands)
Revenues	$101,982	$80,481	$132,734	$182,463	$240,451
Cost of goods sold (excluding depreciation, depletion and amortization)	93,844	75,700	126,195	169,544	228,270
Depreciation and amortization	—	2,354	2,634	2,354	5,273
Selling, general and administrative expenses	2,194	1,598	1,307	3,792	3,193
Interest expense, net	686	597	302	1,283	590
Other	—	—	(5)	—	(9)
Income from discontinued operations before provision for income taxes	5,258	232	2,301	5,490	3,134
Provision for income taxes	5	6	104	11	201
Income from discontinued operations, net of taxes	$5,253	$226	$2,197	$5,479	$2,933
Adjusted EBITDA (a)	$6,948	$3,469	$5,377	$10,417	$9,469

Volume of refined fuels sold (gallons in thousands)	61,549	62,222	63,402	123,771	119,797
Volume of terminal throughput (gallons in thousands)	39,874	17,550	43,331	57,424	82,562
Volume of transmix refined (gallons in thousands)	24,936	24,448	25,245	49,384	46,599
Refined transmix as a percent of total refined fuels sold	40.5%	39.3%	39.8%	39.9%	38.9%

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.
Discontinued operations comprises what we previously classified as our fuel segment along with certain allocated corporate costs such as interest, taxes and equity-based compensation. Income and Adjusted EBITDA from discontinued operations increased in the quarter ended June 30, 2016, compared to March 31, 2016, mainly due to higher fuel prices and increase in the average margin for fuel. Income and Adjusted EBITDA also increased for the second quarter 2016, compared to the same quarter in 2015.  This increase was mainly due to increase in the average margin for fuel.
Capital Expenditures

For the three months ended June 30, 2016, Emerge Energy’s capital expenditures totaled $6.1 million.  This includes approximately $264,000 of maintenance capital expenditures.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and natural gas wells.  Emerge Energy also processes transmix, distributes refined motor fuels, operates bulk motor fuel storage terminals, and provides complementary fuel services.  Emerge Energy operates its sand business through its subsidiary Superior Silica Sands LLC and its fuel division through its subsidiaries Direct Fuels LLC and Allied Energy Company LLC.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Investor Relations
(817) 865-5830

EMERGE ENERGY SERVICES LP
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$24,825	$68,118	$54,495	$164,362
Operating expenses:
Cost of goods sold (excluding depreciation, depletion and amortization)	38,354	50,738	82,144	116,993
Depreciation, depletion and amortization	4,870	4,721	9,777	8,522
Selling, general and administrative expenses	4,459	6,872	11,234	14,589
Contract and project terminations	10	2,693	4,036	9,412
Total operating expenses	47,693	65,024	107,191	149,516
Operating income (loss)	(22,868)	3,094	(52,696)	14,846

Other expense (income):
Interest expense, net	5,283	2,328	9,877	5,165
Other	(2)	(8)	(3)	(29)
Total other expense	5,281	2,320	9,874	5,136
Income (loss) from continuing operations before provision for income taxes	(28,149)	774	(62,570)	9,710
Provision for income taxes	1	87	21	268
Net income (loss) from continuing operations	(28,150)	687	(62,591)	9,442
Income from discontinued operations, net of taxes	5,253	2,197	5,479	2,933
Net income (loss)	$(22,897)	$2,884	$(57,112)	$12,375

Earnings (loss) per common unit
Basic:
Earnings (loss) per common unit from continuing operations	$(1.17)	$0.03	$(2.59)	$0.39
Earnings (loss) per common unit from discontinued operations	0.22	0.09	0.23	0.12
Basic earnings (loss) per common unit	$(0.95)	$0.12	$(2.36)	$0.51
Diluted:
Earnings (loss) per common unit from continuing operations	$(1.17)	$0.03	$(2.59)	$0.39
Earnings (loss) per common unit from discontinued operations	0.22	0.09	0.23	0.12
Diluted earnings (loss) per common unit	$(0.95)	$0.12	$(2.36)	$0.51

Weighted average number of common units outstanding including participating securities (basic)	24,188,605	24,131,302	24,184,838	24,129,664
Weighted average number of common units outstanding (diluted)	24,188,605	24,133,813	24,184,838	24,131,682

Adjusted EBITDA and Distributable Cash Flow

Adjusted EBITDA is defined in our revolving credit agreement as: net income (loss) plus consolidated interest expense (net of interest income), income tax expense, depreciation, depletion and amortization expense, non-cash charges and losses that are unusual or non-recurring less income tax benefits and gains that are unusual or non-recurring and other adjustments allowable under our existing credit agreement. We report Adjusted EBITDA to our lenders under our revolving credit facility in determining our compliance with certain financial covenants. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. The following tables reconcile net income (loss) to Adjusted EBITDA for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015.

	Three Months Ended June 30,						Three Months ended March 31,
	2016	2015	2016	2015	2016	2015	2016	2016	2016

	Continuing		Discontinued		Consolidated (a)		Continuing	Discontinued	Consolidated (a)

	($ in thousands)
Net income (loss)	$(28,150)	$687	$5,253	$2,197	$(22,897)	$2,884	$(34,441)	$226	$(34,215)
Interest expense, net	5,283	2,328	686	302	5,969	2,630	4,594	597	5,191
Depreciation, depletion and amortization	4,870	4,721	—	2,634	4,870	7,355	4,907	2,354	7,261
Provision for income taxes	1	87	5	104	6	191	20	6	26
EBITDA	(17,996)	7,823	5,944	5,237	(12,052)	13,060	(24,920)	3,183	(21,737)
Equity-based compensation expense	(335)	832	131	103	(204)	935	237	103	340
Write down of sand inventory	—	—	—	—	—	—	5,394	—	5,394
Contract and project terminations	10	2,693	—	—	10	2,693	4,026	—	4,026
Provision for doubtful accounts	—	221	38	37	38	258	1,672	36	1,708
Accretion expense	30	20	—	—	30	20	29	—	29
Retirement of assets	—	—	67	—	67	—	—	—	—
Reduction in force	—	—	—	—	—	—	76	—	76
Fuel division selling expenses	—	—	679	—	679	—	—	—	—
Other state and local taxes	483	—	89	—	572	—	469	147	616
Non-cash deferred lease expense	4	—	—	—	4	—	—	—	—
Other adjustments allowable under our existing credit agreement	173	2	—	—	173	2	35	—	35
Adjusted EBITDA	$(17,631)	$11,591	$6,948	$5,377	$(10,683)	$16,968	$(12,982)	$3,469	$(9,513)

The following tables reconcile net income (loss) to Adjusted EBITDA for the six months ended June 30, 2016 and 2015 .

	Six Months Ended June 30,
	2016	2015	2016	2015	2016	2015

	Continuing		Discontinued		Consolidated (a)

	($ in thousands)
Net income (loss)	$(62,591)	$9,442	$5,479	$2,933	$(57,112)	$12,375
Interest expense, net	9,877	5,165	1,283	590	11,160	5,755
Depreciation, depletion and amortization	9,777	8,522	2,354	5,273	12,131	13,795
Provision for income taxes	21	268	11	201	32	469
EBITDA	(42,916)	23,397	9,127	8,997	(33,789)	32,394
Equity-based compensation expense	(98)	2,838	234	389	136	3,227
Write down of sand inventory	5,394	—	—	—	5,394	—
Contract and project terminations	4,036	9,412	—	—	4,036	9,412
Provision for doubtful accounts	1,672	221	74	75	1,746	296
Accretion expense	59	39	—	—	59	39
Retirement of assets	—	—	67	8	67	8
Reduction in force	76	—	—	—	76	—
Fuel division selling expenses	—	—	679	—	679	—
Other state and local taxes	952	—	236	—	1,188	—
Non-cash deferred lease expense	4	—	—	—	4	—
Other adjustments allowable under our existing credit agreement	208	6	—	—	208	6
Adjusted EBITDA	$(30,613)	$35,913	$10,417	$9,469	$(20,196)	$45,382

(a) Consolidated numbers for Interest expense, net, Provision for income taxes, Depreciation, depletion and amortization, Equity-based compensation expense, Provision for doubtful accounts and Loss (gain) on disposal of assets include discontinued operations.

The following table reconciles Consolidated Adjusted EBITDA to our operating cash flows for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015 and six months ended June 30, 2016 and 2015:

	Three Months Ended,			Six Months Ended June 30,
	June 30, 2016	March 31, 2016	June 30, 2015	2016	2015

	($ in thousands)
Adjusted EBITDA	$(10,683)	$(9,513)	$16,968	$(20,196)	$45,382
Interest expense, net	(4,347)	(4,642)	(2,334)	(8,989)	(4,809)
Income tax expense	(578)	(642)	(191)	(1,220)	(469)
Contract and project terminations	—	(25)	(728)	(25)	(728)
Reduction in force	—	(76)	—	(76)	—
Write down of sand inventory	—	(5,394)	—	(5,394)	—
Other adjustments allowable under our existing credit agreement	(173)	(35)	(2)	(208)	(6)
Fuel division selling expenses	(679)	—	—	(679)	—
Cost to retire assets	9	—	—	9	—
Non-cash deferred lease expense	(4)	—	—	(4)	—
Change in other operating assets and liabilities	5,714	18,036	(2,962)	23,750	543
Cash flows from operating activities:	$(10,741)	$(2,291)	$10,751	(13,032)	$39,913

Cash flows from investing activities:	$(6,099)	$(4,913)	$(6,606)	$(11,012)	$(15,543)

Cash flows from financing activities:	$8,637	$(2,305)	$(7,388)	$6,332	$(28,005)

We define Distributable Cash Flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. Distributable Cash Flow does not reflect changes in working capital balances. The following table (in thousands) reconciles net income to Distributable Cash Flow:

Three Months Ended June 30, 2016

Net income (loss)	$(22,897)

Add (less) reconciling items:
Add depreciation, depletion and amortization expense	4,870
Add amortization of deferred financing costs	1,041
Add loss on disposal	76
Add provision for doubtful accounts	38
Add accretion expense	30
Add income taxes accrued, net of payments	6
Add non-cash deferred lease expense	4
Less unrealized gain on fair value of interest rate swaps	(3)
Less equity-based compensation, net	(204)
Less maintenance capital expenditures	(264)
Distributable cash flow	$(17,303)